Exhibit 10.37

[Caribou Biosciences, Inc. Letterhead]

Confidential

June 14, 2019

Barbara McClung

2901 Shasta Road

Berkeley, CA 94708

Dear Barbara:

In light of your contributions to the Company over the past year, the Board of Directors has approved an increase in your base salary to $365,000 effective July 1, 2019. Your new target bonus will be 35% effective for the 2019 bonus payment.

Thank you for your strategic leadership and continued service to Caribou. I look forward to tackling further challenges of our growing company with you.

Regards,

/s/ Rachel E. Haurwitz

Rachel E. Haurwitz, Ph. D.
President and CEO